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                                                            Exhibit 8(b)



                                    April 16, 1999

General Motors Corporation
100 Renaissance Center
Detroit, Michigan  48243-7301

Hughes Electronics Corporation
200 North Sepulveda Boulevard
El Segundo, California  90245


Ladies & Gentlemen:

          You have requested our opinion regarding certain U.S. federal income tax consequences of the merger (the "MERGER") of United States Satellite Broadcasting Company, Inc., a Minnesota corporation (the "COMPANY"), with and into Hughes Electronics Corporation, a Delaware corporation ("HUGHES") and a direct wholly-owned subsidiary of General Motors Corporation, a Delaware corporation ("GM").

          In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger, dated as of December 11, 1998, among GM, Hughes and the Company (the "MERGER AGREEMENT"), the Restated Certificate of Incorporation of GM, and the Registration Statement of GM (including the proxy statement/prospectus contained therein) filed on April 16, 1999 on Form S-4 (Commission File No. _____) under the Securities Exchange Act of 1933, as amended, with the Securities and Exchange Commission (such Registration Statement, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of GM, Hughes, and the Company.

          Our opinion set forth below assumes (a) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement and the Registration Statement, (b) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, (c) the accuracy of (i) the


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General Motors Corporation
Hughes Electronics Corporation
April 16, 1999
Page 2

factual representations made by the Company, which are set forth in the certificate delivered to us by the Company and dated the date hereof, (ii) the factual representation made by Hubbard Broadcasting, Inc. ("HBI"), which is set forth in the certificate delivered to us by HBI and dated the date hereof and
(iii) the factual representations made by GM and Hughes, which are set forth in the certificate delivered to us by GM and Hughes and dated the date hereof, and
(d) that any factual representations made in such certificates or in the Merger Agreement "to the knowledge of" or similarly qualified are true, correct and complete without such qualifications.

          Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and discussion set forth below, we are of the opinion that, for U.S. federal income tax purposes:

          1. The Merger should be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. GM, Hughes and the Company each should be a party to the reorganization within the meaning of Section 368(b) of the Code.

          3. No gain or loss should be recognized by GM, Hughes or the Company as a result of the Merger.

          We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

          Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.


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General Motors Corporation
Hughes Electronics Corporation
April 16, 1999
Page 3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "THE MERGER - Material Federal Income Tax Consequences" in the proxy statement/prospectus included therein.

                                   Very truly yours,

                                      /s/ Weil, Gotshal & Manges LLP